EXHIBIT 99.1

PRESS RELEASE

Contact:	Kenneth Smith
Chief Financial Officer

CIRCOR International, Inc.
781-270-1200

CIRCOR Announces First Quarter Earnings of $0.32

•	Excluding special charge, EPS rises to $0.33, up 22% on 13% increase in revenues

•	Before acquisitions, orders increase 14% while backlogs climb 40% to another record

BURLINGTON, MA, April 27, 2005

CIRCOR International, Inc. [NYSE: CIR], a leading provider of valves and other fluid control devices for the instrumentation, aerospace, thermal fluid and energy markets, today announced results for the first quarter ended April 3, 2005. Net income for the first quarter of 2005 increased 21% to $5.2 million compared to $4.3 million for the 2004 first quarter. Diluted earnings per share for the quarter were $0.32, also an increase of 19% over last year’s $0.27 per share performance. Revenues for the 2005 first quarter were $102.2 million, an increase of 13% from $90.7 million for the first quarter of 2004.

During first quarter 2005, the Company used $1.2 million of free cash flow (defined as net cash used in operating activities, less capital expenditures and dividends paid) which included higher inventory to support the record backlog and the $2.8 million capital expenditure for a new facility in Europe. After acquiring Loud Engineering and Manufacturing in January for $36 million in cash, the Company had $29.1 million in cash, cash equivalents and investments on hand at the end of the first quarter and 13% total debt to total capitalization.

The Company received orders totaling $112.0 million during first quarter 2005. Excluding acquisitions made over the past 12 months, orders totaled $101.2 million, representing an increase of 14% over the $89.0 million in orders recorded during the same period of 2004. Total order backlog at the end of first quarter 2005 was $143.0 million and, excluding acquisitions, was $121.9 million, an increase of 40% over the $87.3 million backlog at the same period end last year.

CIRCOR’s Chairman and Chief Executive Officer, David A. Bloss, Sr., commented on the Company’s performance stating, “Business conditions continued to improve this quarter in basically all of our major markets served, but especially in the aerospace, chemical processing and oil and gas sectors. Our recent acquisition of Loud Engineering gave an additional boost to our results as expected.”

Mr. Bloss further stated, “Operating results were higher than expected because of the additional revenues, improved pricing and higher factory utilization. Consolidated operating margin, excluding special charges, was 8.7% for the quarter and was negatively affected by the additional costs related to our compliance with Sarbanes-Oxley Section 404 requirements.”

CIRCOR’s Energy Products Segment revenues increased 6% to $41.2 million from $39.1 million in the first quarter last year due to the timing of project shipments this quarter and the benefits from the acquisition of Mallard Control Company in April 2004. Incoming orders for the quarter were up 43% compared to first quarter 2004 while backlog increased 79% compared to March-end 2004. This segment’s operating margin was 8.0% for first quarter 2005, down from the 10.9% achieved in first quarter 2004 and 10.6% (excluding unusual charges) in fourth quarter 2004, primarily due to lower volume of higher-margin product shipments to large international oil and gas projects.

CIRCOR’s Instrumentation and Thermal Fluid Controls Products Segment revenues were up 18% to $61.0 million for the first quarter compared to $51.6 million for the same period last year. Incoming orders for this segment were up 16% compared to the first quarter last year and backlog at quarter end 2005 increased 48% versus first quarter-end 2004 due to the addition of Loud’s backlog this quarter. Excluding the Loud acquisition, orders increased 4.2% and backlog was basically unchanged compared to last year. This segment’s adjusted operating margin, excluding special charges primarily related to accrued severance payments in Europe related to a facility consolidation, was 14.8% during the first quarter of 2005 compared to 11.2% for the first quarter of 2004 and 12.0% (excluding unusual charges) in the fourth quarter of 2004.

CIRCOR provided guidance for its second quarter 2005 results, indicating that it expects earnings to be in the range of $0.35 to $0.39 per diluted share excluding special charges.

CIRCOR International has scheduled a conference call to review its results for the first quarter 2005 on Thursday, April 28, 2005 at 10:30 a.m. ET. Interested parties may access the call by dialing (888) 695-0614 or (719) 457-2664. A replay of the call will be available from 1:30 p.m. ET on April 28, 2005 through midnight May 4, 2005. To access the replay, interested parties should dial (888) 203-1112 or (719) 457-0820 and enter confirmation code #4156006 when prompted. The presentation slides that will be discussed in the conference call are expected to be available on April 27, 2005, by 6:00 pm ET. The presentation slides may be downloaded from the quarterly earnings page of the investor section on the CIRCOR website: http://www.CIRCOR.com. An audio recording of the conference call also is expected to be posted on the Company’s website by May 2, 2005.

CIRCOR International, Inc. is a leading provider of valves and fluid control products that allow customers around the world to use fluids safely and efficiently in the instrumentation, aerospace, thermal fluid, and energy markets. CIRCOR’s executive headquarters are located at 25 Corporate Drive, Burlington, MA 01803.

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the Securities and Exchange Commission (SEC). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control, and our actual results, performance or achievements may differ materially from the expectations we describe in our forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the cyclicality and highly competitive nature of some of our end markets, changes in the price of and demand for oil and gas in both domestic and international markets, variability of raw material and component pricing, fluctuations in foreign currency exchange rates, and our ability to continue operating our manufacturing facilities at efficient levels and to successfully implement our acquisition strategy. We advise you to read further about these and other risk factors set forth under the caption “Certain Risk Factors That May Affect Future Results” in our SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

UNAUDITED

	Three Months Ended
	April 3, 2005	March 28, 2004
Net revenues	$102,238	$90,697
Cost of revenues	69,297	62,404

GROSS PROFIT	32,941	28,293
Selling, general and administrative expenses	24,090	20,525
Special charges	305	38

OPERATING INCOME	8,546	7,730
Other (income) expense:
Interest income	(85)	(171)
Interest expense	872	1,190
Other expense (income), net	(181)	144

Total other expense	606	1,163

INCOME BEFORE INCOME TAXES	7,940	6,567
Provision for income taxes	2,779	2,299

NET INCOME	$5,161	$4,268

Earnings per common share:
Basic	$0.33	$0.28
Diluted	$0.32	$0.27

Weighted average common shares outstanding:
Basic	15,515	15,308
Diluted	16,054	16,001

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

UNAUDITED

	Three Months Ended
	April 3, 2005	March 28, 2004
OPERATING ACTIVITIES
Net income	$5,161	$4,268
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	2,597	2,680
Amortization	38	77
Compensation expense of stock-based plans	206	223
Loss (gain) on sale of property, plant and equipment	7	(26)
Gain on sale of assets held for sale	—	(194)
Equity in undistributed (earnings) loss of affiliates	(63)	4
Changes in operating assets and liabilities, net of effects from business acquisitions:
Trade accounts receivable	(134)	(1,084)
Inventories	(11,697)	(1,567)
Prepaid expenses and other assets	(3,892)	(2,150)
Accounts payable, accrued expenses and other liabilities	10,805	1,890

Net cash provided by operating activities	3,028	4,121

INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,668)	(1,296)
Proceeds from sale of property, plant and equipment	—	400
Proceeds from sale of assets held for sale	—	1,889
Business acquisition, net of cash acquired	(34,690)	—

Net cash (used in) provided by investing activities	(38,358)	993

FINANCING ACTIVITIES
Proceeds from borrowings	645	—
Payments of debt	(374)	(2,077)
Dividends paid	(586)	(573)
Proceeds from the exercise of stock options	3,064	84

Net cash provided by (used in) financing activities	2,749	(2,566)

Effect of exchange rate changes on cash and cash equivalents	(1,130)	(787)

(DECREASE) / INCREASE IN CASH AND CASH EQUIVALENTS	(33,711)	1,761
Cash and cash equivalents at beginning of year	58,653	58,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,942	$59,963

CIRCOR INTERNATIONAL, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

UNAUDITED

	April 3, 2005	December 31, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$24,942	$58,653
Investments	4,117	4,155
Trade accounts receivable, less allowance for doubtful accounts of $2,185 and $2,549, respectively	65,236	64,521
Inventories	119,026	105,150
Prepaid expenses and other current assets	6,534	2,414
Deferred income taxes	6,021	6,953

Total Current Assets	225,876	241,846

Property, Plant and Equipment, net	61,580	59,302

Other Assets:
Goodwill	144,743	120,307
Intangibles, net	1,386	1,424
Other assets	10,904	5,539

Total Assets	$444,489	$428,418

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$45,333	$38,023
Accrued expenses and other current liabilities	32,690	30,490
Income taxes payable	1,506	1,362
Notes payable and current portion of long-term debt	15,992	15,051

Total Current Liabilities	95,521	84,926

Long-term Debt, Net of Current Portion	28,434	27,829
Deferred Income Taxes	6,438	6,932
Other Noncurrent Liabilities	11,386	10,646
Minority Interest	4,699	4,650
Shareholders’ Equity:
Preferred stock, $.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $.01 par value; 29,000,000 shares authorized; and 15,634,202 and 15,430,305 issued and outstanding, respectively	156	154
Additional paid-in capital	211,727	208,392
Retained earnings	68,868	64,293
Accumulated other comprehensive income	17,260	20,596

Total Shareholders’ Equity	298,011	293,435

Total Liabilities and Shareholders’ Equity	$444,489	$428,418

CIRCOR INTERNATIONAL, INC.

SUMMARY OF ORDERS AND BACKLOG

(in thousands)

UNAUDITED

	Three Months Ended
	April 3, 2005	March 28, 2004
ORDERS
Instrumentation & Thermal Fluid Controls	$66,434	$57,100
Energy Products	45,525	31,875

Total orders	$111,959	$88,975

	April 3, 2005	December 31, 2004
BACKLOG
Instrumentation & Thermal Fluid Controls	$62,792	$39,819
Energy Products	80,234	75,923

Total backlog	$143,026	$115,742

Note: Backlog includes all unshipped customer orders.

CIRCOR INTERNATIONAL, INC.

SUMMARY REPORT BY SEGMENT

(in thousands, except earnings per share)

UNAUDITED

	2004					2005
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
NET REVENUES

Instrumentation & Thermal Fluid Controls (TFC)	$51,639	$54,864	$52,966	$59,187	$218,656	$61,025
Energy Products	39,058	39,688	36,794	47,638	163,178	41,213

Total	90,697	94,552	89,760	106,825	381,834	102,238

OPERATING MARGIN

Instrumentation & TFC	11.2%	11.4%	10.9%	10.5%	11.0%	14.8%
Energy Products	10.9%	7.7%	7.8%	-2.3%	5.6%	8.0%
Segment operating margin	11.1%	9.8%	9.7%	4.7%	8.7%	12.0%
Corporate expenses	-2.5%	-2.3%	-2.9%	-3.6%	-2.8%	-3.4%
Special charges	0.0%	0.0%	-0.3%	0.0%	-0.1%	-0.3%
Total operating margin	8.5%	7.5%	6.5%	1.2%	5.7%	8.4%

OPERATING INCOME

Instrumentation & TFC (excl. special charges)	5,776	6,239	5,786	6,188	23,989	9,004
Energy Products (excl. special charges)	4,251	3,066	2,877	(1,116)	9,078	3,290

Segment operating income (excl. special charges)	10,027	9,305	8,663	5,072	33,067	12,294
Corporate expenses	(2,259)	(2,188)	(2,585)	(3,798)	(10,830)	(3,443)
Special charges	(38)	—	(265)	—	(303)	(305)

Total operating income	7,730	7,117	5,813	1,274	21,934	8,546

INTEREST EXPENSE, NET	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)
OTHER (EXPENSE) INCOME, NET	(143)	193	241	(57)	234	181

PRETAX INCOME	6,567	6,338	5,053	520	18,478	7,940
PROVISION FOR INCOME TAXES	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)

EFFECTIVE TAX RATE	35.0%	35.0%	35.0%	75.0%	36.1%	35.0%
NET INCOME	$4,268	$4,122	$3,283	$130	$11,803	$5,161

Weighted Average Common Shares Outstanding (Diluted)	16,001	15,908	15,825	15,932	15,877	16,054

EARNINGS PER COMMON SHARE (Diluted)	$0.27	$0.26	$0.21	$0.01	$0.74	$0.32

EARNINGS PER COMMON SHARE (Diluted) excluding special charges	$0.27	$0.26	$0.22	$0.01	$0.76	$0.33

EBIT	$7,587	$7,310	$6,054	$1,217	$22,168	$8,727
Depreciation	2,680	2,353	2,528	2,103	9,664	2,597
Amortization of intangibles	77	38	38	39	192	38

EBITDA	$10,344	$9,701	$8,620	$3,359	$32,024	$11,362

EBITDA AS A PERCENT OF SALES	11.4%	10.3%	9.6%	3.1%	8.4%	11.1%

CAPITAL EXPENDITURES	$1,294	$1,575	$757	$1,661	$5,287	$3,668

CIRCOR INTERNATIONAL, INC.

RECONCILIATION OF KEY PERFORMANCE MEASURES TO COMMONLY USED

GENERALLY ACCEPTED ACCOUNTING PRINCIPLE TERMS

(in thousands)

UNAUDITED

		2004					2005
		1ST QTR	2ND QTR	3RD QTR	4TH QTR	YTD	1ST QTR
FREE CASH FLOW [NET CASH FLOW FROM OPERATING ACTIVITIES LESS CAPITAL EXPENDITURES LESS DIVIDENDS PAID]		$2,254	$7,275	$4,438	$7,692	$21,659	$(1,226)
ADD:	Capital expenditures	1,294	1,575	757	1,661	5,287	3,668
	Dividends paid	573	576	576	578	2,303	586

NET CASH PROVIDED BY OPERATING ACTIVITIES		$4,121	$9,426	$5,771	$9,931	$29,249	$3,028

NET (CASH) DEBT [TOTAL DEBT LESS CASH AND CASH EQUIVALENTS LESS INVESTMENTS]		$(8,706)	$(4,054)	$(9,918)	$(19,928)	$(19,928)	$15,367
ADD:	Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942
	Investments	7,679	7,517	7,953	4,155	4,155	4,117

TOTAL DEBT		$58,936	$57,990	$58,090	$42,880	$42,880	$44,426

NET DEBT AS % OF NET CAPITALIZATION		-3.3%	-1.5%	-3.6%	-7.3%	-7.3%	4.9%

NET CAPITALIZATION [TOTAL DEBT PLUS SHAREHOLDERS’ EQUITY LESS CASH AND CASH EQUIVALENTS, LESS INVESTMENTS]		$267,728	$276,260	$275,870	$273,507	$273,507	$313,378
LESS:	Total debt	(58,936)	(57,990)	(58,090)	(42,880)	(42,880)	(44,426)
ADD:	Cash and cash equivalents	59,963	54,527	60,055	58,653	58,653	24,942
	Investments	7,679	7,517	7,953	4,155	4,155	4,117

TOTAL SHAREHOLDERS’ EQUITY		276,434	280,314	285,788	293,435	293,435	298,011
ADD:	Total debt	58,936	57,990	58,090	42,880	42,880	44,426

TOTAL CAPITAL		$335,370	$338,304	$343,878	$336,315	$336,315	$342,437

TOTAL DEBT / TOTAL CAPITAL		17.6%	17.1%	16.9%	12.7%	12.7%	13.0%

EBIT [NET INCOME LESS INTEREST EXPENSE, NET]		$7,587	$7,310	$6,054	$1,217	$22,168	$8,727
LESS:	Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)
	Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161

EBITDA [NET INCOME LESS INTEREST EXPENSE, NET LESS DEPRECIATION LESS AMORTIZATION LESS TAXES]		$10,344	$9,701	$8,620	$3,359	$32,024	$11,362
LESS:
	Interest expense, net	(1,020)	(972)	(1,001)	(697)	(3,690)	(787)
	Depreciation	(2,680)	(2,353)	(2,528)	(2,103)	(9,664)	(2,597)
	Amortization of intangibles	(77)	(38)	(38)	(39)	(192)	(38)
	Provision for income taxes	(2,299)	(2,216)	(1,770)	(390)	(6,675)	(2,779)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161

INCOME EXCLUDING SPECIAL CHARGES [NET INCOME LESS SPECIAL CHARGES, NET OF TAX]		$4,293	$4,122	$3,455	$130	$11,997	$5,359

LESS:	Special charges, net of tax	(25)	—	(172)	—	(194)	(198)

NET INCOME		$4,268	$4,122	$3,283	$130	$11,803	$5,161